UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

GENERAL CANNABIS CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

GENERAL CANNABIS CORP

ANNUAL MEETING OF SHAREHOLDERS

November 23, 2020

Supplement No. 1 to Definitive Proxy Statement dated October 21, 2020

General Cannabis Corp (the “Company”) is filing this Supplement No. 1 (this “Supplement”) dated October 21, 2020 to its proxy statement dated October 21, 2020 (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Stockholders to be held November 23, 2020, solely to correct a typographical error to the number of shares set forth in the first sentence of the second paragraph on page 25 of the Proxy Statement. As corrected, the first sentence should read as follows:

On May 29, 2020, the Company entered into a subscription agreement with Hershey Strategic Capital, LP and Shore Ventures III, LP (collectively, the “Investor”) with respect to the sale of 7,532,010 shares of common stock and 5,649,007 warrants to purchase common stock.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically corrected by this Supplement, all information in the Proxy Statement remains unchanged.